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                                                                      EXHIBIT 23

                       SYSCO CORPORATION AND SUBSIDIARIES

                     INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K for the fiscal year ended June 30, 2001 of Sysco Corporation ("Company") into the Company's previously filed Registration Statements on Form S-3 (333-52897 and 333-65594), Form S-4 (333-30050,
333-53510 and 333-50842), and Form S-8 (33-10906, 2-76096, 33-45804, 33-45820,
333-01259, 333-01255, 333-01257, 333-27405, 333-66987, 333-49840 and 333-58276).
It should be noted that we have not audited any financial statements of the company subsequent to June 30, 2001 or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Andersen LLP

Arthur Andersen LLP
Houston, Texas
September 27, 2001